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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus of Global Crossing Limited and Level 3 Communications, Inc. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Level 3 Communications, Inc. for the registration of the shares of Level 3 Communications, Inc. common stock to be issued to Global Crossing Limited shareholders pursuant to the amalgamation, and to the incorporation by reference therein of our report dated February 23, 2011, with respect to the consolidated financial statements and schedule of Global Crossing Limited, and the effectiveness of internal control over financial reporting of Global Crossing Limited, included in its Annual Report (Form 10-K/A) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Iselin, New Jersey
May 19, 2011

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  Exhibit 23.4